EXHIBIT 21


                 SUBSIDIARIES OF REGISTRANTS



IDACORP, Inc:

1.   Idaho Power Company, an Idaho Corporation

2.   Ida-West Energy Company, an Idaho Corporation

3.   IDACORP Energy Solutions Company, a Nevada Corporation,

     doing business as Idaho Power Services

4.   IDACORP Energy Solutions L.P., A Delaware Limited

     Partnership

5.   IDACORP Energy Services Company, a Nevada Corporation

6.   IDACORP Retail Enterprises Co., an Idaho Corporation

7.   IDACORP Technologies, Inc., an Idaho Corporation

8.   Northwest Power Systems LLC, an Oregon Limited

     Liability Company




Idaho Power Company


1.    Applied Power Corporation, a Washington Corporation

     (see note)

2.   IDACORP Financial Services, Inc., an Idaho Corporation

     (see note)

3.    Idaho Energy Resources Company, a Wyoming Corporation

4.   Idaho Power Resources Corporation, an Idaho Corporation

5.   Idaho Power Diversified Enterprises Company, an Idaho

     Corporation

6.   Pathnet/Idaho Equipment, LLC., an Idaho Limited

     Liability Company


Note: on January 1, 2000 ownership of this subsidiary was transferred to IDACORP, Inc.